EXHIBIT 14





                                  ETHICS POLICY



Organizational Function Area:                  Human Resources

Individual Responsible
for Maintaining/Updating Policy:               Chuck Ball

Most Recent Update:                            December 15, 2003




I.       PURPOSE

This policy establishes the standards of ethical business behavior and personal conduct for the officers, employees and directors of MFB Corp. and all subsidiaries (collectively referred to as "MFB" or the "Bank"). The intent of this policy is to help safeguard strong moral, ethical, and social standards of conduct. These guidelines are not all inclusive and all persons receiving this policy are required to understand that the perpetuation of integrity and the highest ethical standards is fundamental to our continued success. Therefore, any activity or situation that could appear to misrepresent the Bank or have the appearance of a conflict of interest should be immediately reported to the appropriate senior officer or the Board of Directors. Further guidance is available through the Code of Conduct section of the Bank's Employee Handbook.

II.      SCOPE

MFB was built upon public trust and confidence and continued success depends upon a favorable perception of the conduct of business with customers, regulators and others. In light of this perception, it is imperative that everyone connected with MFB view their business and personal actions, intentions, and impressions upon others objectively. Each of us must ensure that no one has reason to believe that even the slightest irregularity in conduct exists or could be implied.

This policy addresses 14 areas in which immediate and continuing attention on the part of each officer, employee and director is appropriate:

1. Confidentiality 2. Investments 3. Conflicts of Interest 4. Outside Activities
5.       Board Directorships and Partnerships
6.       Improper Payments
7.       Trade Banks and Relations with Competitors
8.       Advertising Policy
9.       Public Statements
10.      Political Action Committees/Bank Payments
11.      Recommendations to Customers
12.      Financial Reporting and Responsibility
13.      Use of Bank Letterhead and Mail
14.      Personal Conduct

III. SPECIFIC POLICIES

    A.  Confidentiality

          1. Officers, employees and directors of financial institutions are privy to a variety of confidential information concerning individuals and business clients as well as the Bank itself. The proper use of this information is to enable sound business decisions to be made by Bank personnel regarding either the business of a client, prospective client, or the Bank.

          2. Under no circumstances will confidential information be made available for one's own or any third party's benefit. To do so violates statutes and the policies of this Bank. The general rule is that such confidential information is not to be divulged to any person outside the Bank without proper legal authority. This would include a family member or associate of any officer, employee or director. Additionally, confidential information is not to be shared with other members of the Bank's staff unless that person has a need to know in discharging his/her duties.

          3. No financial or other information regarding the Bank or any of its activities that could reasonably be expected to affect the Bank's position in the general community is to be provided to any person not employed by the Bank. Other items, such as the price of any of the Bank's publicly held securities or any other Bank matter, are not to be shared with any person who is not an officer, employee or director of the Bank until it has been published in reports to customers or otherwise made available to the general public in accordance with applicable disclosure regulations.

    B.  Investments

          1. No investment interest, direct or indirect, in any of the Bank's business customers or suppliers is permitted unless exempted herein or properly disclosed and approved. Notice of any such interest is to be provided to the Bank's President who may, with or without consultation with the Board of Directors, determine if an inappropriate conflict exists. This prohibition applies to all officers, employees, directors and their families and to all forms of investment, including, but not limited to, securities, investment in a proprietorship, joint venture, or similar business activities.

          2. Investments are permitted in companies which are customers and/or suppliers if such securities are listed on an organized exchange, or are traded in the over the counter market, or if it is otherwise evident and clear that such investments are not being made on any terms that are more favorable than those terms available to the general public.

          3. Although investment in the Bank's own securities is permitted, officers, employees and directors must refer to MFB's policy titled "Securities Trades by Company Personnel" for guidance.

    C.  Conflicts of Interest

          1. Officers, employees and directors of this Bank are expected to conduct their private business and personal activities in a manner that avoids conflict of interest either with the Bank or the Bank's customers. "Conflict of interest" is defined as any situation where an individual has two or more duties or interests that are mutually incompatible. Example: No lending officer or employee should loan, review a loan, or make any decision regarding a loan of any customer, syndicate, or corporation in which he or she has a present or a prospective financial interest.

          2. No officer, employee or director nor any member of his/her family (including spouse, parents, children, brothers, sisters, or other immediate relatives) shall solicit, accept, or retain any personal benefit from any of the following:

                a. A customer of the Bank.

                b. Any individual or organization that is or seeks to be a borrower or supplier of the Bank.

                c. Any competitor of the Bank.

              A "personal benefit" is defined as any type of gift, favor, service, loan, fee, or other compensation of greater than "nominal value". For purposes of this policy, "nominal value" is defined as not more than $50.00 per item received.

               Each time an officer, employee or director receives anything of more than "nominal value" and which does not qualify under the following exceptions, the individual is to report the following information to the Director of Human Resources:

                1. Name of the person giving the gift and his/her company affiliation. 2. Nature of the gift. 3. Value of the gift.
                4. Circumstances surrounding the receipt of the gift.

          3. Exceptions: The infrequent receipt of meals, entertainment, or gifts of nominal value by our officers, employees or directors is permitted. However, frequency of the items received is another consideration. Persons receiving items on a recurring basis should contact the Bank's Director of Human Resources to discuss the situation and to receive assurance that the gifts would not be considered unethical in accordance with this policy. The H. R. Director is required to use his/her discretion in whether the situation is pertinent and should be reported to the Board of Directors. An example of an exception may be normal business courtesies where there is no concealment and where no improper influence to the performance of the Bank's officer, employee or director is present or could be implied.

               Our policy is to permit the receipt of gifts in any amount from customers who have pre-existing social or family relationships with our officers, employees or directors; however, such relationships must be bona fide social or family relationships and will be monitored closely by Management.

           4. Officers may not accept appointment as an administrator, trustee, executor, guardian or any similar fiduciary capacity without prior approval of the President, except when acting at the request of the Bank or as a fiduciary on a family account.

    D.  Outside Activities

           1. Officers, employees and directors have been and are encouraged to be active and involved participants in the community. Such activities should be limited by the person's own interests and reasonable time requirements. Major outside commitments must be approved in advance by the immediate supervisor or other designated member of management. Officers, employees and directors are discouraged from engaging in any outside interest that will divert time or attention from his/her Bank duties unless approved in advance.

2. Disclosure must be made regarding any interest an officer or employee or his/her immediate family has in a non-public enterprise, or a material interest in a public enterprise if: (1) the enterprise is a substantial competitor of MFB; (2) the enterprise borrows from MFB; (3) the enterprise is a supplier of MFB; or (4) the employee deals directly with the enterprise in its purchase, receipt of goods, services, or securities. Whenever an officer or employee finds that he or she is inadvertently placed in a potentially compromising position due to relationships with business associates, customers, suppliers, or competitors, the officer or employee shall report the matter immediately to the President and discontinue any activities associated with the entity until the matter has been resolved.

3. Officers and employees shall not engage in the conduct of any business outside MFB or have any outside employment or consulting arrangement unless such business or arrangement does not interfere with the satisfactory work performance for MFB and does not have any actual potential conflict with MFB business.

4. Officers and employees must give prior notice to the President of the Bank before accepting a second position of employment or a consulting arrangement. At no time shall an employee of MFB hold a position of employment with a thrift, bank, brokerage house, other financial institution that is not controlled by MFB, or a public utility, while in the employ of MFB. Each officer and employee shall disclose to the President all existing employment and consulting arrangements with entities other than MFB and shall obtain prior approval before any such future involvements.

    E.  Board Directorships and Partnerships

        Prior notice to the President is required before an officer accepts a position as officer or director of a corporation, becomes a member of a business partnership, or becomes sole proprietor of a corporation or business. Prior notice is not necessary for acceptance of a position as an officer or a director of any corporation that is for social, fraternal, professional, educational, charitable, civic or religious purposes. Participation as an individual investor in limited partnerships does not require MFB prior notice unless MFB is a lender to or has another business relationship with the partnership and/or the officer holds a dominant position in the partnership. All such relationships, however, shall be reported on an annual basis to MFB.

    F.  Improper Payments

          1. Our policy is to not make any improper payments to any governmental, political, business, or labor organization, or any individual.

          2. All transactions of the Bank will be identified precisely and recorded in the financial records of the Bank in accordance with generally accepted accounting practices.

    G.  Trade Banks and Relations with Competitors

        The Bank will act with trade banks and competitors only on behalf of ethical and beneficial social objectives and will not participate in business activities that are or could be construed to be in violation of anti-trust laws.

    H.  Advertising Policy

        All MFB advertising will insure the ethical content and moral impact of any advertising in any type media made for or on behalf of the Bank shall be in accordance with social values and accepted good taste.

    I.  Political Action Committees/Corporate Payments

          1. It is the Bank's policy not to contribute money, property, or services to any government official, political party, or candidate whether local, state, or federal; except those contributions made by the Bank to political action committees as allowed by law.

          2. The Bank is prohibited from offering or allowing the use of its facilities, equipment, and personnel in connection with any federal, state, or local election or campaign.

          3. Officers, employees and directors may, and are encouraged to engage in any governmental, regulatory, and elective process in which they are interested. Each officer, employee and director must act only on his/her own behalf and not give any representation that he/she represents the Bank.

    J.  Public Statements

        Although MFB has a policy of maintaining good relations with all news media and tries to accommodate media inquiries, there is much information that should not be made available to the public. Therefore, any inquiry regarding the Bank is to be referred to the President, Chief Operating Officer or Chief Financial Officer.

    K.  Recommendations to Customers

        Officers, employees and directors of the Bank are not to recommend attorneys, accountants, insurance agents, stockbrokers, real estate agents, or similar individuals or companies to customers or others asking the Bank's input unless several names are provided and without an indication of favoritism.

    L.  Financial Reporting and Responsibility

1.       Senior  management  shall  verify that all reports  and  documents  the
               Bank files with, or submits to, the Securities and Exchange Commission ("SEC") or any other public communications shall contain full, fair, accurate, timely and understandable disclosures in accordance with applicable disclosure standards, including standards of materiality, where appropriate. Accordingly, they shall not knowingly misrepresent, or cause others to misrepresent, material facts about the Bank to others, including, without limitation, independent auditors, governmental regulators or other governmental officials. Within their areas of responsibility, they shall properly review and critically analyze proposed disclosures for accuracy and completeness. Any employee who has concerns about disclosures being made in documents filed with the SEC or in any other public communications should feel free to contact any member of MFB's Audit Committee or MFB's Board of Directors.


2. MFB's financial statements and books and records on which they are based must accurately reflect all corporate transactions. All receipts and disbursements of corporate funds shall be promptly and properly recorded on MFB's books, and MFB's records must disclose the nature and purpose of the transactions.

a. All officers and employees shall cooperate fully with the independent auditors of MFB and under no circumstances withhold any information from them or try to influence improperly their audit of MFB's financial statements.

b. A director, officer or employee may not maintain MFB's accounting or other records, or cause them to be maintained, in such a way that they do not reflect the true nature of transactions, account balances or other matters with clarity and completeness.

c. A director, officer or employee may not establish for any purpose an unauthorized, undisclosed, or unrecorded fund or asset account involving MFB assets.

d. A director, officer or employee may not allow transactions with a supplier, agent, or customer to be structured or recorded in a way not consistent with normal business practice or generally accepted accounting principles.

e. No false, misleading or artificial entries shall be made on the books or records of MFB for any reason. The shifting of charges or costs to inappropriate accounts is prohibited by MFB policy.

f. No payment on behalf of MFB shall be made or approved with the understanding that it will or might be used for something other than the stated purposes.

g. No undisclosed or unrecorded corporate funds shall be established for any purpose nor shall MFB funds be placed in any personal or noncorporate account.

h. "Slush funds" or similar off-book accounts, where there is no accounting for receipts or expenditures on corporate books, are prohibited.

3. A system of internal accounting controls shall be maintained which is sufficient to provide reasonable assurances that transactions:

                  a. are executed in accordance with MFB's authorization.

                  b. are recorded in a manner that permits preparation of financial statements in conformity with generally accepted accounting principles and other applicable criteria; and

                  c. are recorded so as to maintain accountability for MFB's assets.

               No officer or employee acting on behalf of MFB shall engage in any activity which circumvents MFB's systems of internal controls.

4. All officers, employees and directors should conduct their financial affairs in such a responsible manner as to be above criticism. The following list is intended to be a guide, but not a complete or exhaustive list:

a.                    Prompt payment of personal bills and debts.

b. Use any Bank credit cards, expense account reimbursements, equipment, and supplies only for official Bank use.

c.                    Avoidance of salary advances.

d. Employee loans are to be in strict compliance with internal lending policies.

e. Incur indebtedness only for legitimate purposes made in accordance with the requirements of Regulation O and any other applicable laws, regulations, or guidelines.

f. Prompt and timely filing of tax returns as required by law.



    M. Use of Bank Stationery, Mail and/or E-Mail

        No officer, employee and director will use official Bank stationery or the Bank's mail or e-mail equipment or supplies for non-job related purposes, particularly when such use would imply endorsement by the Bank.

    N.  Personal Conduct

          1.   Dishonesty

               MFB is required by law to consider ineligible for initial employment or continued employment any individual who fails to fulfill his or her legal and ethical duties and obligations. Any officer, employee or director who commits an act constituting breach of trust or dishonesty, including theft, fraud, or falsification of Bank records, will be subject to disciplinary action up to and including termination. These acts may also be reported to appropriate law enforcement agencies as required by regulation.

          2.   Major Infractions

               It is the policy of the Bank to thoroughly investigate the occurrence of any major infraction, and to discipline appropriately any responsible individual(s) up to and including termination. Reference should be made to the Bank's Employee Handbook for a listing of what would be considered major infractions.

IV.           ADMINISTRATION AND RESPONSIBILITIES

A. The primary accountability and responsibility for this Ethics Policy and Standards of Personal Conduct rests with each individual officer, employee and director. However, each supervisor and manager has the additional responsibility to demonstrate by example what compliance with this policy means and to understand that other situations, not mentioned in this policy, should be reported immediately to the President or the Board of Directors if the situation appears to be unethical or falls within one of the areas listed in this Policy.

B. The Internal Audit Function has the responsibility to monitor the execution of all Bank policies.





C. The Bank's Human Resources Department shall be responsible for maintaining this Policy and assurance that each officer, employee and director be provided a copy of or access to this Policy and any referenced documents.

D.       Any officer,  employee or director who violates the Policy  Statement is subject to possible suspension or discharge. Any officer, employee or director who assists in or knowingly fails to report a violation of these policies is also subject to suspension, discharge or other appropriate action. Any suspected violation of these policies should be reported to the Director of Human Resources, the Bank's President, any member of the Bank's Board of Directors or member of the Audit Committee. The identity of the reporting person may be kept confidential upon the request of such person. The
              Board of Directors shall promptly investigate, or delegate to an appropriate committee the investigation of, any reported violations deemed material by the Board. The suspected violator of the policy shall be provided the opportunity to be heard on the issue.

E. Officers, employees and directors may be required periodically to certify their understanding of, and intent to comply with, this Ethics Policy.

F. MFB prohibits retaliation of any kind against any officers, employees or directors who have made good faith reports or complaints of violations of this Ethics Policy or other known or suspected illegal or unethical conduct.








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